Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Primo Water Corporation of our report dated March 12, 2010, except for Note 15 as to which the date is November 3, 2010, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to our firm under the headings “Experts” and “Change In Independent Registered Accounting Firm” in this Prospectus.
/s/ MCGLADREY & PULLEN, LLP
Raleigh, North Carolina
November 3, 2010